EXHIBIT 31(iii)

SECTION 302 CERTIFICATION

I, James E. Huston, certify that

1.	I have reviewed this Form 10-K/A of Camco Financial Corporation; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: July 13, 2012	/s/ James E. Huston
James E. Huston, Chief Executive Officer
(Principal Executive Officer)